PLAN AND AGREEMENT OF MERGER AND REORGANIZATION

         This  Plan  and   Agreement   of  Merger   and   Reorganization   (this
"Agreement"), dated as of February 27, 2004 is entered into by and among CONVERSION SERVICES INTERNATIONAL, INC., a Delaware corporation ("CSI"), DELEEUW CONVERSION LLC, a Delaware limited liability company and a wholly-owned subsidiary of CSI ("Merger Sub"), each with an office at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936, and DELEEUW ASSOCIATES, INC., a New Jersey corporation, with an office at 1700 Route 23 N, Suite 150, Wayne, New Jersey 07470 ("DeLeeuw").

                                    RECITALS:

         WHEREAS, the Board of Directors of each of CSI and DeLeeuw have determined that it is in the best interests of CSI and DeLeeuw and their shareholders to effect a business combination pursuant to which DeLeeuw will merge with and into Merger Sub on the terms and subject to the conditions set forth herein (the "Merger");

         WHEREAS, the manager of Merger Sub has determined that it is in the best interests of Merger Sub and its sole member to effect the Merger;

         WHEREAS, the Board of Directors of each of CSI and DeLeeuw and the sole shareholder of DeLeeuw have approved this Agreement and the Merger pursuant to the terms and conditions herein set forth as of the date hereof;

         WHEREAS, the manager of Merger Sub and the sole member of Merger Sub have approved this Agreement and the Merger pursuant to the terms and conditions herein set forth as of the date hereof;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                   THE MERGER

Section 1. The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (the "DLLCA") and the New Jersey Business Corporation Act (the "NJBCA"), DeLeeuw shall be merged with and into Merger Sub. Following the Merger, Merger Sub shall continue as the surviving limited liability company (the "Surviving Entity"), and the separate corporate existence of DeLeeuw shall cease.

Section 2. Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware and the Department of Treasury of the State of New Jersey or other governmental agencies as required under applicable law certificates of merger in such form as required by, and executed in accordance with, the relevant provisions of the law of each such state. The later of (i) the effective time of the filing of the certificate of merger with the Department of Treasury of the State of New Jersey or (ii) the effective time of the filing of the certificate of merger with the Secretary of State of the State of Delaware is the "Effective Time."

Section 3. Effects of the Merger. The Merger shall have the effects set forth in the DLLCA and the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Merger Sub and DeLeeuw shall vest in the Surviving Entity, and all debts, liabilities and duties of Merger Sub and DeLeeuw shall become the debts, liabilities and duties of the Surviving Entity.

Section 4. Certificate of Formation and Operating Agreement. The Certificate of Formation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Formation of the Surviving Entity until amended in accordance with applicable law. The Operating Agreement, in substantially the form of Exhibit A hereto, as in effect immediately prior to the Effective Time, shall be the Operating Agreement of the Surviving Entity until amended in accordance with applicable law.

Section 5. Manager and Officers. As of the Effective Time, the manager and officers of the Surviving Entity shall be comprised of the individuals listed in Exhibit B hereto who shall hold office in accordance with the Certificate of Formation and Operating Agreement of the Surviving Entity until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 6. Merger Sub Membership Interests and DeLeeuw Securities.

      (a) At the Effective Time, all of the shares of Common Stock, par value $0.01 per share, of DeLeeuw issued and outstanding immediately prior to the Effective Time ("DeLeeuw Common Stock") shall, by virtue of the Merger and without any action on the part of DeLeeuw, Merger Sub or CSI, be converted into and be exchangeable for (i) an aggregate of Eighty Million (80,000,000) newly issued, fully paid and non-assessable shares of common stock, par value $0.001 per share, of CSI (the "CSI Common Stock"), and (ii) the cash consideration payable and other shares of CSI Common Stock issuable to Robert C. DeLeeuw, in his capacity as sole shareholder of DeLeeuw, pursuant to the terms of that certain Acquisition Agreement to which CSI, DeLeeuw and Robert C. DeLeeuw are parties (the "Acquisition Agreement"), including the Cash Acquisition Price, the Additional Buyer Shares and the Additional Cash Payment (as such initially capitalized terms are defined in the Acquisition Agreement) (collectively, the items described in clauses (i) and (ii) of this Section 6(a) are hereinafter referred to as the "Conversion Consideration");

      (b) At the Effective Time, all membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of DeLeeuw, Merger Sub or CSI, be converted into One Hundred Percent (100%) of the membership interests of the Surviving Entity;

      (c) At the Effective Time, all options, warrants, convertible notes and other rights, entitling the holders thereof to purchase or otherwise acquire any shares of DeLeeuw capital stock shall be canceled, retired and cease to exist at and as of the Effective Time.

Section 7. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any tax return, refund claim, litigation or otherwise unless required to do so by law. The Merger shall be treated as a purchase for accounting purposes.

Section 8. No Further Ownership Rights in DeLeeuw Common Stock. The Conversion Consideration issued or paid upon the conversion of DeLeeuw Common Stock in accordance with the terms of Section 6 above shall be deemed to have been issued in full satisfaction of all rights pertaining to DeLeeuw Common Stock. At the Effective Time and subject to and after giving effect to the provisions of
Section 6(a) hereof, each share of DeLeeuw Common Stock owned prior to the Effective Time shall be canceled and extinguished.

Section 9. Stock Certificates. At or after the Effective Time, certificates representing DeLeeuw Common Stock presented to the Surviving Entity or CSI for any reason shall be exchanged for certificates representing CSI Common Stock and the other Conversion Consideration with respect to DeLeeuw Common Stock formerly represented thereby.

Section 10. Shareholders' and Members' Approval. This Agreement and the Merger provided for herein have been submitted for approval to, and approved by, the sole shareholder of DeLeeuw in the manner prescribed by the provisions of the NJBCA. This Agreement and the Merger provided for herein have been submitted for approval to, and approved by, the sole member of Merger Sub in the manner prescribed by the provisions of the DLLCA.

Section 11. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither CSI, DeLeeuw nor Merger Sub will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

Section 12. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time by mutual consents of DeLeeuw, CSI and Merger Sub.

Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

Section 14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized all as of the date first above written.


                                   CONVERSION SERVICES INTERNATIONAL, INC.

                                   By: /s/ Scott Newman
                                       ---------------------------------------
                                       Name:  Scott Newman
                                       Title: President


                                   DELEEUW CONVERSION LLC

                                   By: /s/ Scott Newman
                                       ---------------------------------------
                                       Name:  Scott Newman
                                       Title: Manager



                                   DELEEUW ASSOCIATES, INC.

                                   By: /s/ Robert C. DeLeeuw
                                       ---------------------------------------
                                       Name:  Robert C. DeLeeuw
                                       Title: President



       [SIGNATURE PAGE TO PLAN AND AGREEMENT OF MERGER AND REORGANZIATION]

                                    EXHIBIT A


                 Form of Operating Agreement of Surviving Entity


                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

                             DELEEUW CONVERSION LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                               OPERATING AGREEMENT

                                       OF

                             DELEEUW CONVERSION LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)


         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Agreement"), made as of February 27, 2004, by the party named as the member on Exhibit A attached hereto and made a part hereof (the "Member").

                              W I T N E S S E T H:

         WHEREAS, the Member desires to enter into this Agreement to provide for, among other things, (i) the creation and management of a limited liability company under the Limited Liability Company Act of the State of Delaware (the "Act"); (ii) the respective rights, obligations and interests of the Member and to DeLeeuw Conversion LLC (the "Company"), and (iii) certain other matters.

         NOW, THEREFORE, in consideration of the mutual covenants herein expressed, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

                    SECTION 1 - NAME AND PERCENTAGE INTEREST

         The name of the limited liability company is DeLeeuw Conversion LLC.

         The Member represents and warrants that the percentage of such Member set forth opposite its name under the column "Percentage Interest" in Exhibit A hereto constitutes all the interests owned by the Member after giving effect to the transactions contemplated by this Agreement.

                               SECTION 2 - OFFICE

         The address of the principal office of the Company shall be c/o Conversion Services International, Inc., 100 Eagle Rock Avenue, East Hanover, New Jersey 07936. The address of the registered agent of the Company in the State of Delaware is c/o National Registered Agents, Inc. 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901, County of Kent.

                              SECTION 3 - PURPOSES

         The character and purposes for which the Company is formed, in general, is to do any and all acts and things which may be necessary, incidental or convenient to carry on the business of the Company as contemplated by this Agreement.

                        SECTION 4 - CAPITAL CONTRIBUTIONS

         The initial capital contribution is set forth on Exhibit A attached hereto. If the Board of Managers agrees that additional funds are required to pay the cost of operating the Company, or for any other purpose consistent with the purpose of the Company, the Member shall be required to contribute such additional funds. The Member shall not be entitled to withdraw any part of its capital contribution.

                   SECTION 5 - ADMISSION OF ADDITIONAL MEMBERS

         Additional Members may be admitted to the Company and will participate in the profits, losses, distributions and ownership of the assets of the Company on such terms as are determined by the Member.

                    SECTION 6 - ALLOCATIONS AND DISTRIBUTIONS

         Profits and losses for any fiscal year shall be allocated to the Member in proportion to its Percentage Interest. Distributions, if any, shall be allocated to the Member in proportion to its Percentage Interest.

                             SECTION 7 - MANAGEMENT

         7.1 Board of Managers. Management of the Company shall be vested in the Board of Managers (the "Board of Managers"). The Board of Managers shall consist of between one (1) and three (3) Managers, and the initial Board of Managers shall consist of the Member. The Member agrees to take all action to cause Scott Newman to be the initial sole and managing Member of the Board of Managers (the "Manager") and to take all other action and do or cause to be done all other things as shall be necessary or appropriate to carry out the terms of this Agreement. The Board of Managers shall, to the fullest extent permitted by law, be authorized to act on behalf of and to bind the Company.

         7.2 Officers. The Member may appoint officers of the Company who, to the extent provided by the Member, may have and may exercise all the powers and authority of the Member or Board of Managers in the conduct of the business and affairs of the Company. The officers of the Company may consist of a Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Operating Officer, one or more Vice Presidents, a Treasurer, a Secretary or other officers or agents as may be elected or appointed by the Member. The Member may provide rules for the appointment, removal, supervision and compensation of such officers, the scope of their authority, and any other matters relevant to the positions. The officers shall act in the name of the Company and shall supervise its operation, within the scope of their authority, under the direction and management of the Member. Any action taken by a duly authorized officer, pursuant to authority granted by the Member in accordance with this Agreement, shall constitute the act of and serve to bind the Company.

                         SECTION 8 - TERM OF THE COMPANY

         The Company's duration shall be perpetual.

                           SECTION 9 - INDEMNIFICATION

         The Member and Manager shall not be liable to the Company for any liability, loss, damage, cost or expense which may arise out of or in connection with any act or conduct on the part of the Member or Manager without fraud or willful misconduct. The Company, but not the Member or Manager, shall indemnify and hold harmless the Member or Manager against all liability, loss, damage, cost and/or expense, including reasonable legal fees and costs of investigation in connection with defense or settlement incurred or sustained by it by reason of any of its acts or omissions or by reason of any threatened or pending claim, suit, action or proceeding against the Member or Manager, or against the Company, to which the Member or Manager are or are threatened to be made a party, arising out of or in connection with the acts or conduct of the Member or Manager and their management of the business of the Company, unless the Member or Manager shall be adjudged by a final determination of a court of competent jurisdiction to have acted in bad faith, with willful misconduct or fraud.

                      SECTION 10 - LIMITATION ON LIABILITY

         Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and the Member, Manager, officer, employee or agent of the Company shall not be obligated personally for any such debt, obligation or liability of the Company, or for any debt, obligation or liability of the Member, Manager, officer, employee or agent of the Company, by reason of being the Member, or acting as a Manager, officer, employee or agent of the Company. The Member shall not be required to loan any funds to the Company. Except as may be expressly provided otherwise herein, the Member shall not be required to make any contribution to the Company by reason of any negative balance in its capital account, nor shall any negative balance in the Member's capital account create any liability on the part of the Member to any third party.

                             SECTION 11 - AMENDMENT

         This Agreement may only be amended by the Member.

                           SECTION 12 - MISCELLANEOUS

         12.1 Organizational Fees. The Company shall pay all expenses incurred in the organization of the Company.

         12.2 Applicable Law. This Agreement shall be interpreted in accordance with, and the rights of the parties hereunder shall be determined by, the substantive laws of the State of Delaware (without regard to its conflicts of laws provisions).

         12.3 Severability. If any provision of this Agreement shall be declared invalid, cause the Company not to be treated for income tax purposes as either a disregarded entity or a partnership, then and in any of such events, such provision(s) shall be deemed to be invalid, and notwithstanding any such invalidity, the remaining provisions of this Agreement shall remain in full force and effect as if such invalid provisions(s) had not been a part hereof.

         12.4 Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and to their respective heirs, executors, administrators and assigns; provided however, that none of the provisions of this Agreement shall be for the benefit of nor shall they be enforceable by any creditor of the Company or the Member.

         12.5 Partnership. It is the intent of the Member that the Company be treated as a disregarded entity for all tax purposes. If, however, additional Members are admitted, the Member intends that, for tax purposes, the Company be treated as a partnership.

         IN WITNESS WHEREOF, the Member has hereunto set its hands and seals or caused these presents to be signed and sealed by duly authorized persons as of the day and year first above written.


MEMBER:


CONVERSION SERVICES INTERNATIONAL, INC.


By:______________________________________
     Name:  Scott Newman
     Title: President and Chief Executive Officer




                 [SIGNATURE PAGE TO THE LLC OPERATING AGREEMENT]

                                    EXHIBIT A

                  CAPITAL CONTRIBUTION AND PERCENTAGE INTEREST

                                                               Initial Capital
                                                               Percentage
         Member                             Contribution       Interest

1.  Conversion Services International, Inc.     $100             100%

                                    EXHIBIT B

The following persons shall be manager of the Surviving Entity as of the Effective Time:

                    Scott Newman

The following persons shall hold the offices of the Surviving Entity set forth opposite their respective names as of the Effective Time:


Name                                Office
----                                ------

Scott Newman                        Sole Manager and Chief Executive Officer

Robert C. DeLeeuw                   President

Glenn Peipert                       Executive Vice President & Chief
                                    Operating Officer

Mitchell Peipert                    Vice President, Chief Financial Officer
                                    Secretary & Treasurer


                                       2